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FREESCALE SEMICONDUCTOR, INC.

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Freescale Semiconductor

Master Q&A

September 20, 2006

General

1. What did Freescale announce?

•	Freescale has agreed to be acquired by a consortium of private equity firms, including The Blackstone Group, The Carlyle Group, Permira Funds and Texas Pacific Group, in a transaction with a total equity value of $17.6 billion.

•	We expect the transaction to be completed no later than the first quarter of 2007, subject to stockholder approval, antitrust clearances and other conditions.

2. What are the terms of the transaction?

•	Freescale has entered into a definitive agreement under which Freescale will be acquired by a consortium of private equity sponsors, including The Blackstone Group, The Carlyle Group, Permira Funds and Texas Pacific Group.

•	The consortium will acquire all of the outstanding Class A and Class B shares of Freescale for $40 per share in cash for a total equity value of $17.6 billion.

•	We expect the transaction to be completed no later than the first quarter of 2007, subject to stockholder approval, antitrust clearances and other conditions.

•	Freescale may seek alternative proposals from third parties through November 3, 2006 (50 calendar days from the day the agreement was signed). In addition, Freescale may, under certain circumstances, respond to unsolicited proposals.

3. Why is this deal in the best interests of Freescale stockholders?

•	The all-cash offer represents a premium of approximately 36% over Freescale’s average closing share price during the 30 trading days ended September 8, 2006, the last trading day prior to Freescale’s statement that it was in discussions regarding a possible transaction.

•	The merger agreement contains a provision under which Freescale may seek alternative proposals from third parties through November 3, 2006 (50 calendar days from the day the agreement was signed).

•	In addition, Freescale may, under certain circumstances, respond to unsolicited proposals.

4. Why go private?

•	This transaction offers our stockholders a premium of approximately 36% over Freescale’s average closing share price during the 30 trading days ended September 8, 2006, the last trading day prior to Freescale’s statement that it was in discussions regarding a possible transaction.

•	This transaction also offers our employees the opportunity to receive cash for their vested and unvested shares.

•	In addition, companies that go private typically have significant flexibility to manage their business and the ability to make faster decisions.

•	We also believe that our consortium partners are dedicated to investing in our long-term success as we create value for customers and remain a premier place to work.

•	Our partners know the semiconductor industry and have an excellent reputation for building value by providing strong financial resources and strategic insights. They are committed to supporting our growth and to providing long-term opportunities for Freescale’s employees.

5. How did Freescale arrive at the purchase price?

•	The board of directors reviewed the consortium’s proposal in the context of the company’s standalone strategic plan and other alternatives.

•	The purchase price is the result of negotiations between the board and the consortium.

•	We also received a fairness opinion from Goldman Sachs & Co.

6. What is a fairness opinion?

•	A fairness opinion is the professional opinion of an investment bank regarding the fairness of a price offered in a transaction.

7. When do you expect the transaction to close?

•	We expect the transaction to be completed no later than the first quarter of 2007.

•	The merger is subject to customary closing conditions, including stockholder approval, antitrust clearances and other conditions.

8. Why was a provision allowing us to seek or consider other offers (“Go Shop”) included in the agreement?

•	The Freescale board of directors determined that this provision is in the best interests of Freescale stockholders.

•	Freescale may seek alternative proposals from third parties through November 3, 2006 (50 calendar days from the day the agreement was signed). In addition, Freescale may, under certain circumstances, respond to unsolicited proposals.

•	There can be no assurance of any alternative proposal.

9.	If Freescale accepts a superior proposal, does it have any obligation to the consortium led by Blackstone? (Is there a break-up fee?)

•	Yes, subject to the terms of the merger agreement, if the company accepts a superior proposal, a break-up fee would be payable by the company.

•	The amount of this fee varies depending on circumstances.

•	Details of the fee are provided in the merger agreement, which has been filed with the Securities and Exchange Commission.

10. What is a break-up fee?

•	A break-up fee is a fee paid by one party to another during a transaction if a pending deal is terminated.

11. Does this transaction require stockholder approval?

•	Yes, this transaction requires the affirmative vote of a majority of the outstanding voting power (Class A and Class B shares combined and voting together).

12. Does this transaction require bondholder approval?

•	No.

13. What are the closing conditions? What regulatory approvals do you need?

•	Closing conditions include stockholder approval, antitrust clearances and other conditions.

14. What will happen to the outstanding debt?

•	We anticipate that substantially all of the company’s outstanding Notes will be repaid.

15. Is the transaction contingent on debt financing?

•	There is no financing condition to the closing of the transaction, and the buyers have provided equity and debt commitments for the full amount of the transaction.

16. What will happen to Freescale’s senior management?

•	We do not contemplate major changes to our organizational or leadership structure as a result of this transaction.

•	More information about Freescale’s senior management and board of directors will be included in the proxy materials we file with the SEC and send to stockholders.

17. What will happen to Freescale’s board members?

•	Upon completion of the transaction, the new company, as a private entity, will have a new board of directors.

18. Will any Freescale facilities be shut down or sold?

•	We expect our current capacity and facilities to remain in place.

19. When did discussions of an acquisition begin?

•	The company first disclosed that it was in discussions with third parties regarding a possible transaction on September 11, 2006.

•	Further information about the transaction and related discussions will be provided in the proxy statement.

20. Did Freescale have discussions with other parties, either financial buyers or strategic buyers?

•	Further information about the transaction and related discussions will be provided in the proxy statement.

21. Did a consortium including KKR, Silver Lake, Bain and Apax submit a proposal?

•	A consortium led by KKR issued its own statement, and it would not be appropriate for us to comment beyond that.

22.	How does this valuation compare with the value in Philips Semiconductors’ recent sale to KKR, Silver Lake and Alpinvest?

•	The Philips deal was a private transaction and it is difficult to derive a comparable valuation.

23. Did Freescale get a fairness opinion?

•	Yes. Goldman, Sachs & Co. serves as financial advisor to Freescale and provided a fairness opinion in connection with the transaction.

24. Who are Freescale’s largest stockholders? What has been their reaction?

•	Information about Freescale’s largest stockholders is available in filings with the Securities and Exchange Commission.

•	We are not in a position to speak for our stockholders, but this transaction offers our stockholders a premium of approximately 36% over Freescale’s average closing share price during the 30 trading days ended September 8, 2006, the last trading day prior to Freescale’s statement that it was in discussions regarding a possible transaction.

25. Who are the advisors?

•	Goldman, Sachs & Co. serves as financial advisor to Freescale and provided a fairness opinion in connection with the transaction.

•	Wilson Sonsini Goodrich & Rosati Professional Corporation serves as legal advisor to Freescale in connection with the transaction.

•	Credit Suisse Securities (USA) LLC, Citigroup Corporate and Investment Banking and Blackstone Corporate Advisory Services act as financial advisors to the private equity consortium.

•	Skadden, Arps, Slate, Meagher & Flom LLP serves as legal advisor to the private equity consortium in connection with the transaction.

Employee-Specific

26. What will this mean for Freescale employees?

•	We do not contemplate major changes to our organizational or leadership structure as a result of this transaction.

•	Our partners know the semiconductor industry and have an excellent reputation for building value by providing strong financial resources and strategic insights. They are committed to supporting our growth and success and to providing long-term opportunities for Freescale’s employees.

27. How will this affect salary, bonus and benefits for Freescale’s employees?

•	Employee benefits and compensation will remain unchanged as a result of this transaction. They may be revisited in the normal course of business, which would happen whether we were a public company or a private company.

•	We recognize the value of recruiting and retaining top talent, and we intend to continue to offer competitive compensation and benefits to our employees.

•	We will continue to offer competitive pay and appropriate incentives for running a successful company.

28. What will happen to employees’ stock options and RSUs?

•	All employee options will become fully vested at the closing of the transaction. Option holders will receive in cash the difference between the acquisition price ($40) and the exercise price of that option.

•	For example, if an employee holds an option with an exercise price of $30, he or she will receive $10 in cash per option ($40 minus $30).

•	Similarly, all Restricted Stock Units will become fully vested at the closing of the transaction. All RSUs holders will receive $40 in cash for each RSU.

•	Holders of options and RSUs may be subject to applicable taxes.

•	In a small number of countries outside the U.S., there are different requirements under the plans controlling employees’ options and RSUs. Although we anticipate the same treatment of equity in these locations as described above, there may be additional steps to achieve that result. We will keep affected employees informed as we work through the details.

29. What will replace the equity component of the Rewards system?

•	The equity component of our current Rewards system will be discontinued.

•	We recognize the value of recruiting and retaining top talent and we intend to continue to offer competitive compensation and benefits to our employees.

•	We will keep you informed as we work through all details.

30. What will happen to Freescale’s Employee Stock Purchase Plan?

•	The ESPP only applies to public companies. Therefore, 30 days prior to the close of the transaction, Freescale will end the ESPP.

•	Any money contributed to the ESPP during the current plan period will be converted into stock at a 15% discount to the price at the beginning of the purchase period (August 1, 2006) under the terms of the ESPP. These shares then will be purchased for $40 each at the time of the closing.

31.	What happens to the Freescale stock held as an investment option by employees in the U.S. Freescale Semiconductor 401.(k) Profit Sharing Plan?

•	Stock held as an investment under the 401(k) Plan will be treated the same as all other Freescale stock upon the closing of the transaction except that the payments for the stock will be made to employees’ 401(k) Plan account.

•	At the closing of the transaction, all 401(k) accounts will receive $40 for each share of Freescale stock held in the account.

•	Unless an employee makes a change to his or her investment options, the funds received from the sale of the Freescale stock will be allocated among the other 401(k) Plan investment funds based upon the employee’s prior contribution investment elections.

32.	How will this transaction affect the Freescale Semiconductor Post-Employment Health Plan (“U.S. Retiree Health Plan”)?

•	The closing of this transaction will have no impact on the U.S. Retiree Health Plan.

33. Will there be layoffs?

•	We do not contemplate major changes to our organizational or leadership structure as a result of this transaction.

•	We believe the private equity consortium is investing in Freescale for growth.

•	Our partners know the semiconductor industry and have an excellent reputation for building value by providing strong financial resources and strategic insights. They are committed to supporting our growth and success and to providing long-term opportunities for Freescale’s employees.

34. Does this mean that Freescale employees will now be working for a different company?

•	No.

35. Will I have to re-apply for my job?

•	No.

36. Will Freescale still be headquartered at its offices in Austin?

•	Yes. We do not anticipate a change in Freescale’s headquarters location.

37. Will the company be changing its name?

•	No. We do not anticipate a change to Freescale’s name.

38. Will employees maintain the same supervisors?

•	We do not contemplate major changes to our organizational or leadership structure as a result of this transaction.

39. What does it mean to “go private?”

•	When a company “goes private,” its stock is no longer publicly traded on the open market. It is owned by a small group of private investors, often private equity companies, rather than public stockholders.

40. What are the benefits of going private?

•	Going private can provide value for a company’s stockholders who receive cash in return for the stock that they hold.

•	In addition, companies that go private typically have significant flexibility to manage their business and the ability to make faster decisions.

41. How is being a private company different from being a public company?

•	Private companies do not have stock that is publicly traded on the open market.

42. What is a private equity firm?

•	A private equity firm raises private capital from institutions and investors and invests that capital in both public and private companies across all industries. They can own either a portion of the company or the entire company. When they make an investment, private equity firms typically finance a portion of the purchase price through debt.

43. What is a leveraged buyout?

•	A leveraged buyout, or LBO, is the purchase of all of the common stock of a publicly traded company for cash. The cash for the purchase comes from a combination of cash invested by the private equity firms and cash raised through borrowings. The interest on the bank debt and bond debt is paid out of the company’s future cash flow.

44. What is debt financing?

•	Debt financing refers to the process of borrowing that money from banks and other financial institutions to help finance private equity investments.

45. What is a definitive merger agreement?

•	A definitive merger agreement or a purchase agreement is the document that defines the final terms between the parties in a merger transaction.

46. What are closing conditions?

•	Closing conditions are provisions in a merger agreement that must be satisfied before a transaction can legally be completed. Common conditions include regulatory or antitrust approvals, stockholder approvals and other more technical or operations requirements relating to the company’s business or financial performance.

47. What does closing mean?

•	Closing refers to the legal completion of a proposed transaction.

48. What should I do if a newspaper, trade magazine, industry analyst, financial analyst or television reporter contacts me?

•	All media calls are to be forwarded to Tim Doke of Freescale at (512) 895-1791.

•	All stockholder or financial analyst inquiries should be forwarded to Mitch Haws of Freescale at (512) 895-2454.

•	Except for those individuals who have been designated as spokespersons for the company, no one should have any contact with the media or any industry analysts (other than to simply refer any inbound contact to the appropriate person).

49. Whom may I speak with if I have additional questions?

•	Contact your supervisor. If he or she does not have the immediate answer to your question, we will provide you an answer as soon as possible.

Customer-Specific

50. How will this transaction affect Freescale’s relationships with its customers?

•	Our relationships with our customers are extremely important to us. We will not change – and will not compromise – our energy and passion with respect to technology innovation and customer focus.

•	We do not contemplate any changes to either our organizational or leadership structure, and we will remain committed to meeting and surpassing the expectations of our customers.

51. Will customers maintain their current Freescale contacts?

•	Yes. We expect the transaction to be seamless to our customers.

52. Will there be a delay in customer shipments as a result of the transaction?

•	No. We expect the transaction to be seamless to our customers.

53. Will there be any impact on the company’s pricing?

•	No, we do not anticipate any material changes to Freescale’s pricing structure as a result of this transaction.

54. Do you expect changes to the company’s products?

•	No, we do not anticipate making any major changes to our product lines or our business model.

Supplier / Vendor-Specific

55. How will this transaction affect Freescale’s relationships with its vendors and suppliers?

•	We expect this transaction to be seamless to our suppliers.

56. Will suppliers maintain their day-to-day Freescale contacts?

•	Yes. We expect this transaction to be seamless to our suppliers.

57. Will Freescale continue to honor existing vendor agreements?

•	Yes, we intend to continue building upon the productive relationships we enjoy with our suppliers as we extend our industry leadership position.

About the Transaction

In connection with the proposed merger, Freescale will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Freescale Semiconductor, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Freescale Investor Relations, USA, telephone: (512) 895-2454 or on the company’s website at www.freescale.com/investor.

Freescale and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in Freescale’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 10, 2006, and information concerning all of Freescale’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web site at www.sec.gov and from Freescale Investor Relations, USA, telephone: (512) 895-2454 or on the company’s website at www.freescale.com/investor.

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